UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2020

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on April 30, 2020.  Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

(a) Proposal 1 — Election of ten directors

Name	Votes For	Votes Against	Abstentions	Broker Non- Votes
E. Spencer Abraham	190,595,715	19,480,856	104,824	11,642,365
Antonio Carrillo	196,783,332	13,293,270	104,793	11,642,365
Matthew Carter, Jr.	209,281,330	791,641	108,424	11,642,365
Lawrence S. Coben	206,361,482	3,714,830	105,083	11,642,365
Heather Cox	209,372,199	762,197	46,999	11,642,365
Mauricio Gutierrez	208,342,009	1,735,162	104,224	11,642,365
Paul W. Hobby	208,017,664	2,057,921	105,810	11,642,365
Alexandra Pruner	209,978,889	156,893	45,613	11,642,365
Anne C. Schaumburg	204,701,509	5,435,451	44,435	11,642,365
Thomas H. Weidemeyer	205,468,984	4,605,215	107,196	11,642,365

With respect to the foregoing Proposal 1, all ten directors were elected and each received the affirmative vote of a majority of the votes cast at the Annual Meeting.

(b) Proposal 2 — Advisory vote on the compensation of the Company’s named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
200,520, 169	9,563,525	97,701	11,642,365

The foregoing Proposal 2 was approved.

(c) Proposal 3 — Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the 2020 fiscal year

Votes For	Votes Against	Abstentions	Broker Non-Votes
216,823,369	4,932,575	67,816	-

The foregoing Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary

Dated: May 5, 2020

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